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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ENGINEERS

Pollard, Gore and Harrison (PGH) hereby consents to the reference to PGH and our report entitled "Venus Exploration, Inc. SEC Pricing, Estimates of Proved Reserves & Revenues", in the Venus Exploration, Inc. (the "Company") Annual Report on Form 10-K (Form 10-K) for the fiscal year ended December 31, 1998, and the incorporation of our report by reference to the Form 10-K in the Company's
(i) Registration Statement on Form S-8 (file no. 333-61193) and (ii) Registration Statement on Form S-3 (file no. 333-73457).


                                       POLLARD, GORE AND HARRISON

Austin, Texas
April 15, 1999